EXHIBIT 21.1

PLATFORM SPECIALTY PRODUCTS CORPORATION
SUBSIDIARIES

The following are subsidiaries of Platform Specialty Products Corporation (“Platform”) as of December 31, 2013 and the jurisdictions in which they are organized. The names of certain subsidiaries have been omitted because in the aggregate they do not constitute a significant subsidiary as determined by Platform.

Subsidiary	Jurisdiction of Incorporation
Anion Quimica Industrial S.A.	Brazil
Aprochim Filtersystem Gmbh	Germany
Aprochim Spa	Italy
Autotype Holdings (USA), Inc.	Illinois
Bayport Chemical Service Inc.	Texas
CPS Chemical Products & Services	Denmark
MacDermid Actium Ltd	United Kingdom
MacDermid Acumen Inc.	Delaware
MacDermid Anion Inc	Delaware
MacDermid Autotype (Asia) Pte Ltd	Singapore
MacDermid Autotype Inc	Delaware
MacDermid Autotype Ltd	United Kingdom
MacDermid Benelux Bv	Holland
MacDermid Brazil Inc	Delaware
MacDermid C.Z. Sro	Czech Republic
MacDermid Canning Gmbh	Germany
MacDermid Canning Ltd	United Kingdom
MacDermid Chemicals Inc	Canada
MacDermid Continental Ltd.	United Kingdom
MacDermid Dutch Investments CV	Netherlands
MacDermid Espanola S.A.	Spain
MacDermid Europe Ltd	United Kingdom
MacDermid European Capital Partners LLP	United Kingdom
MacDermid European Holdings Bv	Netherlands
MacDermid European Holdings Gmbh	Germany
MacDermid Financial Bv	Netherlands
MacDermid France S.A.	France
MacDermid GB Holdings Ltd	United Kingdom
MacDermid Gmbh	Germany
MacDermid Holdings Bv	Netherlands
MacDermid Holdings SAS	France
MacDermid Hong Kong Ltd	Hong Kong
MacDermid Houston Inc	Delaware

MacDermid Inc	Connecticut
MacDermid India Private Ltd	India
MacDermid Italian holdings Srl	Italy
MacDermid Italiana Srl	Italy
MacDermid Korea Ltd	South Korea
MacDermid Ltd	United Kingdom
MacDermid Luxembourg Properties Sarl	Luxembourg
MacDermid Mexico Holdings S de RL de CV	Mexico
MacDermid Mexico Sa de CV	Mexico
MacDermid Netherlands Cooperatief W.A.	Netherlands
MacDermid Offshore Fluidos do Brazil Industrial Ltda	Brazil
MacDermid Offshore Solutions LLC	Texas
MacDermid Operations S de RL de CV	Mexico
MacDermid Overseas Asia Ltd	Delaware
Macdermid Panyu Specialty Chemicals Co Ltd	China
MacDermid Printing & Coating Plates LLC	Delaware
MacDermid Printing Solutions Acumen Inc	Delaware
MacDermid Printing Solutions LLC	Delaware
MacDermid Printing Solutions Ltd	United Kingdom
MacDermid Scandinavia	Sweden
MacDermid Services Mexico SA de CV	Mexico
MacDermid Services S de RL de CV	Mexico
MacDermid Singapore, Pte Ltd	Singapore
MacDermid Suisse S.A.	Switzerland
MacDermid Taiwan Ltd	Taiwan
MacDermid Technology (Suzhou) Company Ltd	China
MacDermid Texas Inc	Delaware
MacDermid Thailand	Thailand
MacDermid UK Ltd	United Kingdom
MPS Europe SAS	France
Napp Systems Inc	California
Nippon MacDermid Co Ltd	Japan
Oak Barrel Investments Ltd	United Kingdom
Plates & Blankets S de RL de CV	Mexico
Platform Delaware Holdings, Inc	Delaware
PTI Produtos Tecnicos Para Impessao Ltd	Brazil
Revestsul Productos Quimicos Ltd	Brazil
Shenzhen Trading Co Ltd	China
Specialty Polymers Inc.	Massachusetts
Surface Treatments Ltd	United Kingdom
W. Canning Inc	Delaware
W. Canning Ltd	Texas